EXHIBIT 10.7

                            STOCK PURCHASE AGREEMENT

      THIS AGREEMENT is made as of March 16, 2005 (the "Effective Date"), by and between Retail Pilot, Inc., a California corporation (the "Company"), and Bridgetech International Holdings Inc., a Delaware corporation ("Purchaser"). The Company and the Purchaser are collectively referred to as the "parties," and they are the only parties hereto, each of them being a "party."

      WHEREAS, the Company desires to issue and sell to Purchaser and Purchaser desires to purchase from the Company capital stock of the Company as described herein according to the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration for the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Number of Shares and Price Per Share. Purchaser agrees to purchase from the Company and the Company agrees to sell to Purchaser 800,000shares of the Company's common stock, $1.00par value (the "Stock") (representing 80% of the issued and outstanding shares of the Company), at a purchase price of $1,000,000.00or $1.25 per share (the "Purchase Price"). The closing of such purchase shall occur immediately upon execution of this Agreement. Payment of the $1,000,000 shall be made in accordance with the time table mutually agreed by Purchaser and Company including making available $840,000 on as requested basis from the date of execution of this Agreement until June 10, 2005. Payment of the $1,000,000 shall be made in accordance with the time table mutually agreed by Purchaser and Company and attached hereto as Attachment A.

      2. Legends. All certificates representing any shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legends:

            (a) "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

            (b) Any legend required to be placed thereon by the California Commissioner of Corporations.


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      3. Warranties and Representations. In connection with the proposed purchase of the Stock, Purchaser hereby agrees, represents and warrants as follows:

            (a) Purchaser is purchasing the Stock solely for Purchaser's own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. Purchaser further represents that Purchaser does not have any present intention of selling, offering to sell or otherwise disposing of or distributing the Stock or any portion thereof, and that the entire legal and beneficial interest of the Stock Purchaser is purchasing is being purchased for, and will be held for the account of, Purchaser only and neither in whole nor in part for any other person.

            (b) Purchaser has (i) a preexisting personal or business relationship with the Company or one or more of its officers, directors, or control persons or (ii) by reason of Purchaser's business or financial experience, or by reason of the business or financial experience of Purchaser's financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company, Purchaser is capable of evaluating the risks and merits of this investment and of protecting Purchaser's own interests in connection with this investment. Purchaser has had the opportunity to review its decision, consult with financial and legal advisors and independently verify any pertinent information regarding Retail Pilot before making its decision to purchase. Purchaser is not relying on any representation made by any Retail Pilot representative as a basis for making its investment.

            (c) The Company has disclosed to Purchaser that:

                  (i) the sale of the Stock has not been registered under the Securities Act, and the Stock must be held indefinitely unless a transfer of it is subsequently registered under the Securities Act or an exemption from such registration is available, and that the Company is under no obligation to register the Stock;

                  (ii) the Company will make a notation in its records of the aforementioned restrictions on transfer and legends; and

                  (iii) the Material Adverse Events set forth on Schedule 1 which is attached hereto and incorporated by reference

            (d) Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including among other things: the resale occurring not less than one year from the date Purchaser has purchased and paid for the Stock; the availability of certain public information concerning the Company; the sale being through a broker in an unsolicited "broker's transaction" or in a transaction directly with a market maker (as such term is defined under the Securities Exchange Act of 1934, as amended); and that any sale of the Stock may be made by Purchaser only in limited amounts during any three-month period not exceeding specified limitations. Purchaser further represents that Purchaser understands that at the time Purchaser wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists,


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the Company may not be satisfying the current public information requirements of
Rule 144, and that, in such event, Purchaser would be precluded from selling the Stock under Rule 144 even if the one-year minimum holding period had been satisfied. Purchaser represents that Purchaser understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act or compliance with an exemption from registration will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Purchaser fully acknowledges that there may be no market for sale of the stock acquired under this Agreement.

            (e) Without in any way limiting Purchaser's representations and warranties set forth above, Purchaser further agrees that Purchaser shall in no event make any disposition of all or any portion of the Stock which he or she is purchasing unless and until:

                  (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (ii) Purchaser shall have (1) notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (2) furnished the Company with an opinion of Purchaser's own counsel to the effect that such disposition will not require registration of such shares under the Securities Act, and such opinion of Purchaser's counsel shall have been concurred in by counsel for the Company, and the Company shall have advised Purchaser of such concurrence.

            (f) Purchaser acknowledges that investment in Retail Pilot is a very risky investment and it is possible Purchaser could lose its entire investment without any recourse.

            (g) The Board of Directors of Purchaser has approved the transaction contemplated by this Agreement and has authorized its officers and directors to execute and complete the transaction by unanimous written consent or at properly convened Board of Directors meeting

            (h) Bridgetech is a company in good standing under laws of the State of Delaware and consummation of this transaction is permissible under applicable laws and its charter.

      4. Conditions to the Company's Obligation to Sell.

     The Purchaser understands that the Company's obligation to sell the Stock to the Purchaser pursuant to this Agreement on the Closing Date is conditioned upon:

            (a) The execution and delivery of this Agreement by the Purchaser;


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            (b) Delivery by the Purchaser to the Company of good funds as payment in full of an amount equal to the Purchase Price for the Stock in accordance with this Agreement;

            (c) The accuracy on the Closing Date of the representations and warranties of the Purchaser contained in this Agreement, each as if made on such date, and the performance by the Purchaser on or before such date of all covenants and agreements of the Purchaser required to be performed on or before such date;

            (d) There are no material adverse events to the Purchaser. "Material Adverse Event" means any set of one or more circumstances or events which, individually or collectively, could reasonably be expected to result in any (a) material impairment of the ability of the Purchaser to fulfill any of its obligations under this Agreement, or for the Company to enforce any such obligations or any of their respective rights under this Agreement, or (b) material and adverse effect on the business, properties, condition (financial or otherwise) or results of the Purchaser;

            (e) There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Purchaser taken as a whole to perform its obligations under this Agreement; and

            (f) There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval that shall not have been obtained, including but not limited to, approval of the Stockholders" Agreement between the parties as of this date.

      5. Conditions to the Purchaser's Obligation to Purchase.

The Company understands that the Purchaser's obligation to purchase the Stock on the Closing Date is conditioned upon:

            (a) The execution and delivery of this Agreement by the Company;

            (b) Delivery by the Company of the number of Shares of Common Stock purchased under this Agreement;

            (c) The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

            (d) Except as set forth in Schedule 1, there are no material adverse events to the Company. "Material Adverse Event" means any set of one or more circumstances or events which, individually or collectively, could reasonably be expected to result in any (a) material impairment of the ability of the Company to fulfill any of its obligations under this Agreement,


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or for the Purchaser to enforce any such obligations or any of their respective rights under this Agreement, or (b) material and adverse effect on the business, properties, condition (financial or otherwise) or results of the Company;

            (e) Except as set forth in Schedule 1, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company taken as a whole to perform its obligations under this Agreement; and

            (f) Except as set forth in Schedule 1,there shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval that shall not have been obtained, including but not limited to, approval of the Stockholders" Agreement between the parties as of this date.

      6. Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

      7. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (a) upon personal delivery or (b) three (3) days after deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at the address hereinafter shown below Purchaser's signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

      8. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser's successors and assigns.

      9. Entire Agreement; Amendments. This Agreement shall be construed under the laws of the State of California (as it applies to agreements between California residents, entered into and to be performed entirely within California), and constitutes the entire agreement of the parties with respect to the subject matter hereof superseding all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto.

      10. Separability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

      11. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      12. Dispute Resolution


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
A. The Parties agree to resolve all claims, disputes and controversies past, present or future arising out of or related to, this Agreement against each and against respective employees, officers, directors, agents and employees in final and binding arbitration in San Diego, California under the rules of the Judicial Arbitration and Mediation Service ("JAMS") for commercial arbitration.

B. The Parties agree to waive any rights to trial by jury, adjudication in a different venue and notice requirements.

C. The arbitrator will be an individual knowledgeable about the subject matter of the dispute mutually agreed upon by the Parties from a JAMS panel. If the Parties cannot agree on an arbitrator, each Party will select an individual from the JAMS list, and the two so selected will choose the arbitrator from another JAMS panel.

D. The arbitrator will apply the substantive law of California without regard to the principles of conflicts of law or U.S. law, as applicable. The arbitrator will have the exclusive authority to resolve disputes relating to interpretation, applicability and enforcement of this Agreement.

E. The arbitration process, including selection of the arbitrator, exchange of requests for information and the arbitration hearing will be completed within 60 days following the institution of the arbitration by a party, and the actual arbitration hearing shall be limited to 1 day.

F. The arbitrator will provide a written opinion setting forth the reasons for the decision within ten (10) days of the arbitration hearing. The Parties may enter judgment on any arbitration award in any court having jurisdiction.

G. This Article shall survive termination of this Agreement.

H. The arbitrator shall award all costs (excluding arbitration costs) and reasonable attorney fees to the prevailing party in any arbitration or litigation. Each Party agrees to split the cost of arbitration excluding legal fees.

I. The Arbitrator shall have not have the authority to award special, consequential or punitive damages.

J. The arbitrator shall have the authority to grant injunctive relief and other equitable remedies if money damages are insufficient.

K. Any claim must be submitted to arbitration within earlier of twelve months of the termination of this Agreement or twelve months from discovery of the claim.

      IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first written above.

                      COMPANY:        Retail Pilot, Inc.,
                                      a California corporation

                                      By: /s/ Michael D. Chermak
                                          --------------------------------------


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                                      Print Name: Michael D. Chermak
                                      Title: CEO/President

                                      Address:
                                      4320 La Jolla Village Drive
                                      Suite 205
                                      San Diego, CA  92037

                      PURCHASER:      Bridgetech International Holdings Inc.,
                                      a Delaware corporation

                                      By: /s/ Scott Landow
                                          --------------------------------------
                                      Print Name: Scott Landow
                                      Title: CEO

                                      Address:
                                      777 South Highway 101, Suite 215
                                      Solana Beach, CA  92075


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Schedule A
Anticipated Financing Schedule Subject to Mutual Agreement

Date                    Amount
------                  ----------
3/4                     $   80,000
3/11                    $        -
3/18                    $   75,000
3/25                    $   30,000
4/1                     $   85,000
4/8                     $   35,000
4/15                    $   50,000
4/22                    $   95,000
4/29                    $   40,000
5/6                     $   90,000
5/13                    $   55,000
5/20                    $   80,000
5/27                    $   40,000
6/4                     $   85,000
Totals                  $  840,000


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